Exhibit 5.1

January 5, 2024	+1 617 526 6000 (t) +1 617 526 5000 (f) www.wilmerhale.com

Dyne Therapeutics, Inc.

1560 Trapelo Road

Waltham, MA, 02451

Re:	Dyne Therapeutics, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-260755) (the “Registration Statement”) filed by Dyne Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, an indeterminate number of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate offering price not to exceed $400,000,000, as set forth in the Registration Statement and the base prospectus contained therein (the “Base Prospectus”) and a related Registration Statement on Form S-3 (File No. 333-276381) filed by the Company with the Commission on January 4, 2024 pursuant to Rule 462(b) under the Securities Act, which became effective upon filing (together, the “Registration Statement”), (ii) the prospectus supplement, dated January 3, 2024 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) and (iii) the issuance and sale by the Company pursuant to the Registration Statement of up to 19,722,500 shares of Common Stock, including up to 2,572,500 shares of Common Stock issuable upon exercise of an option to purchase additional shares granted by the Company (the “Shares”).

The Shares are to be issued and sold by the Company pursuant to an underwriting agreement, dated January 4, 2024 (the “Underwriting Agreement”), by and among the Company and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Jefferies LLC, as representatives of the underwriters named therein. The Underwriting Agreement is being filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined and relied upon a signed copy of the Registration Statement and the Prospectus, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings and actions of the stockholders and the Board of Directors of the Company, including the committees thereof, as provided to us by the Company, the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as restated and/or amended to date, and such other documents, instruments and certificates as we have deemed necessary for the purposes of rendering the opinions hereinafter set forth.

Dyne Therapeutics, Inc. January 5, 2024 Page 2

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the sale of the Shares and to the use of our name therein and in the Prospectus Supplement and any related prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/S/ WILMER CUTLER PICKERING HALE AND DORR LLP